U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES OF

SMALL BUSINESS ISSUERS

Under Section 12(b) or (g) of the Securities Exchange Act of 1934

Commission file number: 000-53641

SA RECOVERY CORP.

(Name of Small Business Issuer in its charter)

Oklahoma	26-3090646
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3908 Minnesota Street

Bartlesville, Oklahoma 74006

(Address of principal executive offices) (Zip Code)

Issuer’s telephone number: (877) 488-8380

Copies to

John Heskett

501 S.Johnstone Ave, Suite 501

Bartlesville, OK 74003

(918) 336-1773 tel

(918) 336-3152 fax

Securities to be registered pursuant to Section 12(b) of the Act:

none

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.0001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Act. (Check one):
Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

TABLE OF CONTENTS

Item 1.  Business

3

Item 1A. Risk Factors

6

Item 2. Financial Information

13

Item 3. Properties

17

Item 4. Security Ownership Of Certain Beneficial Owners And Management

17

Item 5. Directors, Executive Officers, Promoters And Control Persons

17

Item 6. Executive Compensation

20

Item 7. Certain Relationships And Related Transactions

21

Item 8. Legal Proceedings

21

Item 9. Market Price Of And Dividends On The Registrant’s Common Equity And Related Stockholder Matters

21

Item 10. Recent Sales of Unregistered Securities

23

Item 11. Description Of Registrant’s Securities To Be Registered

24

Item 11a. Common Stock

24

Item 11b. Preferred Stock

24

Item 11c. Dividends

24

Item 11d. Transfer Agent

24

Item 12. Indemnification Of Directors And Officers

24

Item 13. Financial Statements and Supplementary Data

26

Item 14. Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

38

Item 15. Financial Statements and Exhibits

38

FORWARD-LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts.  These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions.  You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.”  Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance and actual results could differ from those contemplated by these forward-looking statements.  The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.  Business

SA Recovery Corp.  [ the “Company”] is a development stage company engaged in the business of designing a mobile unit that removes contaminants from sand [herein referred to as “Mobile Unit”].  SA Recovery Corp. incorporated in Oklahoma on July 28, 2008. As of the date of this filing, we have not completed the development of the Mobile Unit.  As a development stage company we have not generated any revenues as of our recent fiscal year.  The Company will need to raise additional funding to continue the development of the Mobile Unit.

On July 28, 2008, the Company purchased the Sand Extraction Prototype I [herein referred to as “Prototype Unit”] from CGJ Holding, LLC, a Nevada Limited Liability Company (“CGJ”) for the sum of $15,000. The Prototype Unit is an apparatus designed to remove contaminants from sand. Concurrently, the Company entered into a two (2) year License Agreement with CGJ for the sum of $10,000 that granted the Company the exclusive right to make, use, and ultimately sell Mobile Units of the Prototype Unit. To further develop the Prototype Unit, the Company received a $65,000 loan in August 2008 (see Note 4 to the financial statements).  The Company expected in August 2008, that the Prototype Unit would be ready to be sold or leased as a product in September 2009.  The parties originally entered the License Agreement under the expectation that the Prototype Unit could be readily fabricated and sold as a Mobile Unit.  The parties have since discovered that the Prototype Unit did not perform as anticipated by the parties. On August 1, 2010, the parties mutually agreed not to renew the License Agreement.  As a result of the cancellation of the License Agreement, the Company has no obligation to pay a royalty fee on any future development of the Prototype Unit.  As of the date of this Form 10/A, the development of the Mobile Unit is not complete.

Our technology utilizes a fluidized bed, vibrating feeds in a counter-flow of wash water in the sand cleaning process  The Prototype Unit is designed to mix contaminated sand with a solvent.  After the sand soaks in the solvent, the unit is pressurized and the mixture is stirred using metal screens.  The sand is then allowed to settle to the bottom and is discharged on an augur.  The contaminated solvent remains in the Unit. Since July 2008, we have attempted to further develop the Prototype Unit into a mobile unit that will be outfitted onto a standard 50-foot trailer to send directly to a job site with all the equipment necessary to remove contaminants from sand at the  location.  Since 2008, the Unit has faced multiple failures due to clogging of the values; chambers and metal screens from the sand.  In addition, if the sand/solvent mixture becomes too thick, it will not flow through the chambers.  The problems associated with the Prototype Unit are prevalent regardless of the quantity of sand introduced into the machine.

Since 2008, the Prototype Unit has faced multiple failures due to clogging of the values; chambers and metal screens from the sand.  In addition, if the sand/solvent mixture becomes too thick, it will not flow through the chambers.  As a result, the Prototype Unit has not produced consistent results at any rate.  The Prototype Unit has failed to deliver consistent results regardless of the amount of sand placed into the machine.  Management believes that the Prototype Unit can be designed to fit one a standard flat bed semi-trailer that will clean sand at a rate up to four (4) cubic yards per hour.  Due to the size and weight constraints, management believes that a four (4) cubic yards Mobile Unit is the maximum size that will fit onto a standard flat bed trailer.

On September 12, 2008, the Company hired BP Corp., an Oklahoma fabrication company, to address the problems of the Prototype Unit, including, reducing the size to fit onto a standard semi truck trailer, reduce the complexity of the Prototype Unit to allow for reduced personnel to operate and to design a system that prevented leaks caused by the internal pressure and to increase the production to  four (4) cubic yards of sand per hour. BP Corp. is not related to British Petroleum.  BP Corp. charges the company $55.00 per hour plus the cost of material.  BP Corp. has agreed to allow the Company to store the Prototype Unit at BP Corp. until such time as the Prototype Unit is completed.

As BP Corp. makes changes or improvements, they test the Prototype Unit to determine if the change improved the Unit or decreased the overall performance.  The Company has not required BP Corp. to maintain a log as to any individual times and results of testing.  The Company does not require set testing times or parameters. Instead, BP Corp. notifies management if and when progress is made towards the goal fabricating a Unit capable of filtering sand at a rate of at least four (4) cubic yards per hour.  Due to a lack of funding, the Company has been unable to complete the development of the Mobile Unit and has received no additional progress updates from BP Corp.  As a result of not having a completed product, the Company did not secure any contract for the cleanup of the beaches in the gulf region of the United States to assist in the cleanup following the oil spill of 2010.

The Prototype Unit is intended to wash two cubic yards of contaminated sand per hour. During that hour, the machine is intended to produce two cubic yard of cleaner sand. Since the Prototype Unit has not been field tested, there is no assurance that the Prototype Unit will ever be able to process two cubic yards of sand per hour on a consistent basis. We are attempting to develop the Prototype Unit unto a Mobile Unit that will be outfitted onto a standard 50-foot trailer to send directly to a job site with all the equipment necessary to remove contaminants from sand at the  location. The mobile unit will require two people to operate. The Company originally intended to have the Mobile Unit developed by September 1, 2009.  Due to a lack of funding, the Company has been unable to complete the development of the Mobile Unit.  .

Prior Parent Company:

On December 27, 2007, our former parent company, AMS Health Sciences, Inc., [“AMS”] filed a Voluntary Petition for Relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of Oklahoma (the “Bankruptcy Court”), Case No. 07-14678 (the “Chapter 11 Case”).   AMS continued to operate its business as a Debtor-in-Possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code until July 28, 2008. On June 09, 2008, AMS submitted the First Amended Plan of Reorganization (the “Plan” or the “Bankruptcy Plan”) to the Court for consideration. On July 15, 2008, the Court issued the Order Confirming AMS Health Sciences, Inc.’s First Amended Plan of Reorganization, as Modified, with an “Effective Date” of July 28, 2008.

Pursuant to the Bankruptcy Plan, on July 28, 2008, all officers and Directors of AMS were replaced by James Ditanna as the sole officer and Director.  In addition, AMS underwent a 1/670 reverse stock split that reduced the number of outstanding shares of common stock to 15,000.  Concurrently, the AMS’s former operations of nutritional supplements, were sold to a third party competitor.  As part of the Plan, the third party purchaser was allowed to keep the name “AMS Health Sciences, Inc.”.  As required by the Bankruptcy Plan, on July 28, 2008, AMS Health issued 25,000,000 restricted shares of common stock to IACE Investments Two, Inc.; issued 6,000,000 shares of restricted shares of common stock to four investors; issued 50,000 shares of common stock to the Bankruptcy Trustee; and 100 shares of common stock to each allowed class 6 and class 7 claim holder approved by the Bankruptcy Trustee.  AMS did not receive any of the proceeds from the sale of the business or issuance of stock.  All proceeds were directed to the Liquidating Trustee to be used for the benefit of the creditors of AMS.

Holding Company Reorganization:

Concurrent with the implementation of the Bankruptcy Plan, on July 28, 2008, AMS underwent a Holding Company Reorganization pursuant to section 1081(g) of the Oklahoma General Corporation Act [“Reorganization”]. Pursuant to the reorganization, on July 28, 2008, AMS caused SA Recovery Corp. to be incorporated in the State of Oklahoma, as a direct, wholly-owned subsidiary of AMS and caused Jacob Acquisition, Corp., to also be incorporated in the State of Oklahoma as a direct wholly-owned subsidiary of SA Recovery Corp.  Under the terms of the Reorganization, AMS was merged into Jacob Acquisition. Upon consummation of the Reorganization, each issued and outstanding share of AMS was converted into and exchanged for a share of common stock of SA Recovery Corp. (on a share-for-share basis), having the same designations, rights, powers and preferences, qualifications, limitations, and restrictions as the shares of AMS being converted.  There was no spin-off and AMS corporate existence ceased.  Under the Reorganization, all AMS shareholders became shareholders of SA Recovery Corp in the same proportion.   Immediately following the reorganization on July 28, 2008, SA Recovery terminated its ownership of  Jacob Acquisition Corp to the Bankruptcy Trustee.

Our common stock is currently traded on the Pink Sheets under the symbol SARY.  Prior to November 20, 2008, our common stock was traded on the Pink Sheets under the symbol AMSI.

Growth

The Company currently has one employee, James Ditanna.  Our growth is dependent upon the successful development of a product that is capable of removing contaminants on a consistent basis.   Management believes that due to the weight constraints; labor costs energy requirements; and size limitations of a 50-foot semi trailer, a Mobile Unit capable of processing four (4) cubic yards per hour is the maximum size of the proposed machine.   The Company has not retained an expert or consultant in the sand cleaning industry to

determine whether four (4) cubic yards per hour is within the commercial scale.   If a Mobile Unit becomes available for sale on the market, then our growth will become dependent upon the sale of the Mobile Unit to various municipalities and private companies in the environmental restoration sector, and to the agriculture industry for the removal of sand from manure for reuse of the washed sand.

In the event that the Company is successful at developing a Mobile Unit, then management intends to obtain bids from various pipe welders to manufacture additional units.  Management believes that the materials are available from various local resources.

The Sand Cleaning Industry

We intend to provide our product and services to government agencies, municipalities, and private companies responsible for the restoration or replacement of contaminated sand.    The main factor influencing demand for environmental equipments is dependent upon the magnitude and location of natural disasters, environmental spills and industrial accidents.  Feedlots and dairies may also influence the demand for our product where sand is used for bedding material.

Our Distribution Method

Our plan is to enter sales contracts directly with the client.  The product would be shipped as freight to client.

Competition

Management believes that the oil spill that occurred in the gulf region in 2010, changed our competition and removed our uniqueness in the industry.  Prior to the oil spill, management believed that our Mobile Unit was the only mobile device that could be fitted onto a 50-foot semi trailer and transported directly to a contaminated area.  During the massive clean up response, Management learned that other companies developed superior technology that demonstrated  that the Company’s technology is no longer unique. The company did not have a completed product to sell or lease for the clean up in the gulf region.

Our competition includes large and mid-sized independent contractors as well as major environmental equipment companies with international operations. We believe that the principal competitive factors in the market areas that we serve are mobility, price, product quality, efficiency, and availability of equipment.

The market for the environmental recovery services industry is extremely competitive and rapidly changing. We currently and in the future face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the environmental recovery services industry have substantial competitive advantages than we have, including:

·	longer operating histories;

·	significantly greater financial, technical and marketing resources;

·	greater brand name recognition;

·	better distribution channels;

·	existing customer bases; and

·	commercially accepted products.

Our competitors have  superior products that are available for immediate delivery and may be able to respond more quickly to new or emerging technologies and changes in the environmental recovery services industry and devote greater resources to identify, develop and market new products, and distribute and sell their products than we can..

Management believes that we cannot differentiate ourselves from our major competition.  Our target market is governmental agencies and private companies contracted to replace or restore sand that has been containment by contaminants.  We believe this business model will enable us to grow our business. However, we are a minor participant in the industry and compete in the environmental equipments sector with many other companies having far greater financial, technical and other resources.

Marketing

We have no market presence or customers at this time.  In the event that the Company designs and builds a completed product, we intend to seek new clients by informing the governmental agencies and private sector of the Mobile Unit’s capabilities.

Research and Development

We purchased the Sand Extraction Prototype I, for the sum of $15,000.  Since our inception through May 31, 2009, we have paid $46,500 to B.P. Corp for research or development of the Sand Extraction Prototype I. The Company requires additional funding to continue development of the prototype unit. The Company has made no significant efforts to obtain additional financing.

Intellectual Property

We have not filed for any protection of any trademarks.

Environmental Law Compliance

Given the fact that the company has not field tested the Unit, the company is unable to determine whether the Unit will comply with applicable environmental laws. As our business plan involves offering equipment to remove contaminants from sand, including hydrocarbons, we expect that we will be governed by the comprehensive federal and state laws that regulate the discharge of materials into or onto the environment or otherwise relate to health and safety or the protection of the environment.  Our machine has not been tested to determine if it will meet any federal, state or agency requirements related to the discharge of wastewater and of the materials cleaned by our product.  To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

The Company will be required to dispose of the waste water.  The type and degree of contamination will determine where to dispose or release the wastewater.  Waste water that cannot be released on location will be disposed at the local facility that accepts wastewater.  If the wastewater is of the type that cannot be disposed of at a waste water facility then the Company will be required to dispose of the waste water at a facility that accepts industrial waste.

 Item 1A. Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and the financial statements included herein before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition or operating results and the trading price or value of our securities could be materially adversely affected, and you may lose all or part of your investment in the stock. This section includes or refers to forward-looking statements. You should refer to the explanations of the qualifications and limitations on forward-looking statements discussed in “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATED TO OUR FINANCIAL RESULTS

If we are unable to successfully obtain additional financing, we will not have sufficient cash to continue operations.

We will need to raise additional funds in order to satisfy our future liquidity requirements. As of the date of this filing, we have made no significant efforts to obtain additional financing.  Our auditors have expressed serious doubt that we will be able to continue.  We currently anticipate that our available cash resources will be insufficient to meet our anticipated needs for working capital and capital expenditures and we will require additional funds earlier to the extent our level of operations significantly expands. We estimate our capital requirements to operate for the next twelve months at approximately $28,000. It is unlikely that we will be able to generate sufficient cash flows from operations to meet any unexpected cash requirements during the next 12 months or to meet our anticipated needs for working capital and capital expenditures thereafter.  It is likely that we will seek to meet these liquidity requirements through public or private equity offerings or debt financings.  Current market conditions present uncertainty as to our ability to secure additional financing.  There can be no assurances that we will be able to secure additional financing, or obtain favorable terms on such financing if it is available, or as to our ability to achieve positive cash flow from operations.  Continued negative cash flows create significant uncertainty about our ability to implement our operating plan and we may have to reduce the scope of our planned operations.  If cash and cash equivalents, together with cash generated from operations, if any, are insufficient to satisfy our liquidity requirements, we will not have sufficient resources to continue operations.  We have made no arrangements to obtain future additional financing at this time, and if required, there can be no assurance that such financing will be available on acceptable terms.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of the date of our most recent audit, which included the fiscal year ended February 28, 2010, we had not generated sufficient revenues to meet our cash flow needs.  As a result, our auditors have expressed substantial doubt about our ability to continue as a going concern.  We are operating at a net loss, and may continue to incur losses for a period of time.  We cannot assure you that we will be able to obtain sufficient funds from our operating or financing activities to support our continued operations.  If we cannot continue as a going concern, we may need to substantially revise our business plan or cease operations, which may reduce or negate the value of your investment.

We have experienced operating losses since our inception and our auditors have indicated uncertainty concerning our ability to continue operations as a going concern.

Since our inception on July 28, 2008 through May 31, 2009, we have incurred accumulated net losses of $120,730.  We expect to continue to incur substantial losses and may not generate significant revenue, if any, for the immediate future.  We have a working capital deficit of $34,718 at February 28, 2009, and $61,563 through May 31, 2009,  so our ability to continue as a going concern prior to the generation of significant revenue is dependent upon obtaining additional financing for our planned operations.  If we fail to generate enough working capital, either from future equity or debt sales or revenue from operations, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

We do not have a developed product to market or sale

Since inception, we have been unable to develop a Mobile Unit capable of sustaining a consistent capacity of processing four (4) cubic yards of sand per hour.  The Mobile Unit continues to lose internal pressure due to leaks after sustained use.  The Mobile Unit is only capable of being used during short durations before a breakdown occurs.  Due to a lack of funding, the Company has been unable to continue further development.  Management believes that there is no commercial use for the Prototype Unit unless it can be designed to fit onto a standard semi truck trailer.  There is a substantial risk that the Company will be unable to complete the Mobile Unit to sell or lease.

It is difficult to evaluate our business and prospects because we have a limited operating history.

We were incorporated in July 2008. As a development stage company we have a limited operating history.  Our operations have not generated any revenue to date. Because we have a limited operating history, it is difficult to accurately predict whether and when we will generate revenue or to evaluate our future prospects and an investment in our common stock. Our prospects are uncertain and must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stages of development.

Our Common Stock Market Price may decrease greatly which may result in your inability to sale your shares.

While our stock has a trading symbol to facilitate trades on the OTC "Pink Sheets," there is no significant public trading market for our shares of Common Stock. And there can be no assurance that a liquid market for our Common Stock will be established or that, if established, a market will be sustained at the price the stock was purchased for.  Therefore, if you purchase our Common Stock you may be unable to sell the shares. Accordingly, you should be able to bear the financial risk of losing your entire investment.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors that may cause our operating results to fluctuate significantly include the following:

·	our ability to generate enough working capital from future equity sales;

·	the level of commercial acceptance of our products;

·	our ability to enter into marketing and distribution agreements;

·	fluctuations in the demand for crude oil and products associated with refining crude oil;

·

intense competition in the environmental restoration sector, including direct competition from small and large independent companies, substantially all of which have existing relationships with companies that provide products or services that involve cleaning services during the aftermath of a natural disaster, environmental spill or industrial accident, and have significantly greater capital resources and infrastructure than we have;

·	the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;

·	general economic conditions and economic conditions specific to the crude oil refining industry; and

·	other competing technologies entering the market.

RISKS RELATED TO OUR BUSINESS

Our inability to obtain additional financing  for operations  could impair the value of your investment, and we may not be able to meet our future capital requirements.

We will need to raise additional funds to continue our development of the prototype unit capable of washing contaminated sand on a large commercial scale.  We may be unable to obtain any required additional financing on terms favorable to us, if at all. If adequate funds are not available on acceptable terms, we will be unable to fund our expansion, successfully promote our brand and products, develop new products, respond to competitive pressures or take advantage of acquisition opportunities, any of which would have a material adverse effect on our business. It is likely we will seek to raise additional funds through public or private equity offerings or debt financings. If we raise additional funds through the issuance of equity securities, our stockholders will likely experience dilution of their ownership interest, and the newly-issued securities may have rights superior to those of our common stock. If we raise additional funds by issuing debt, we may be subject to limitations on our operations, including limitations on the payment of dividends. There can be no assurances that we will be able to secure additional financing, or obtain favorable terms on such financing if it is available. Continued negative cash flows create uncertainty about our ability to fully implement our operating plan and we may have to reduce the scope of our planned operations, which may jeopardize our ability to continue our business. A material shortage of capital will require us to take drastic steps such as reducing our level of operations, disposing of selected assets or seeking protection under federal bankruptcy laws.

Our Prototype Unit has not been field tested and has not produced consistent results.  There is a substantial risk that the Company will be unable to complete the development of the Prototype Unit.

We purchased the Prototype Unit in July 2008 with the expectation that the machine could be readily converted into a mobile unit to market by September 2009.  Since July 2008, the Company has been unsuccessful at completing the development of a prototype that is mobile and is capable of washing sand on a consistent basis.  Regardless of the quantity of sand introduced into the machine, it continues to suffer mechanical breakdowns.  The Prototype Unit has never been field tested.  As such, there is a substantial risk that the Company will be unable to develop a product to market.

The Company’s Technology has no Patent Protection and the Inventor may sell the technology to competitors.

On July 28, 2008, the Company entered into a License Agreement with CGJ Holding, LLC, a Nevada Limited Liability Company that granted the Company an exclusive right to make, use, and ultimately sell commercial units.  In August 2010, the Company and CGJ Holding, LLC mutually agreed not to renew the License Agreement.  As such, the Company has no protection from CGL Holding, LLC from selling the same technology to third parties.

The Company may be subjected to litigation, claims or assessments for violation of intellectual property rights, trade secrets or similar actions related to our use of the technology.

Any claims alleging infringement brought of third parties, including CGJ Holding, LLC, regardless of merit, could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on reasonable terms or at all.  On August 1, 2010, the Company and CGL Holding, LLC mutually elected to terminate and agreed not to renew the License Agreement.  There is a risk that CGJ Holding, LLC could assert a claim against the Company for use of their intellectual property rights or trade secrets.  Any litigation, which could result in substantial cost to us and diversion of our resources,

We are a development stage, independent environmental manufacturing company, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as development stage environmental manufacturing company, with few substantial tangible assets in a highly competitive industry. We have little operating history, no customer base and no revenue to date. This makes it difficult to evaluate our future performance and prospects. Our company must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

·	our business model and strategy are still evolving and are continually being reviewed and revised;

·	we may not be able to raise the capital required to develop our initial customer base and reputation;

·	we may not be able to successfully implement our business model and strategy;

·

Our success is dependent upon management that has other full time employment, has limited experience and will only devote limited part time working for the Company, and this makes our future even more uncertain;

·

James Ditanna, our sole director and officer, has agreed to provide services on an as needed basis for a term of 24 months, which has been extended to July 28, 2011 . We have not obtained key man life insurance. Notwithstanding the combined limited experience and time commitment of management, loss of the services would adversely affect development of our business and its likelihood of continuing operations; and

·

Our Director who is our sole Officer has a conflict of interest in that he is an officer and director of other companies, which will prevent him from devoting full-time to our operations.  As a result of serving as an officer for other companies, the Director may not be able to provide a material amount of time towards furthering the business plan.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

We have incurred net operating losses of $120,730 from our inception through May 31, 2009 and a net operating loss of $28,067 from February 28, 2009 through May 31, 2009, and our chances of reaching significant operations are remote.

Because we have to scale-up operations and acquire contracts only on a test-pilot basis, the chances that we will have significant commercial operations is remote. The Company also could, if a third party ever desired, license the Company's technology or contract to use our technology, equipment, or services to wash contaminated sand.  Even if our technology works on a commercial scale, we may not succeed either because the technology does not work as well on a commercial scale as it does on a test-pilot scale or because our cost to clean contaminated sand is greater than the market price to remove and replace the contaminated sand. A key strategy for the Company’s growth is substantially dependent upon its ability to acquire contracts in which to use its technology. The Company has no prior experience operating its technology on a commercial scale.

 The environmental recovery services industry is extremely competitive and if we are not able to compete successfully against other independent contractors both large and small, we will not be able operate our business and investors will lose their entire investment.

The market for the environmental recovery services industry is extremely competitive and rapidly changing. We currently and in the future face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the environmental recovery services industry have substantial competitive advantages than we have, including:

·	longer operating histories;

·	significantly greater financial, technical and marketing resources;

·	greater brand name recognition;

·	better distribution channels;

·	existing customer bases; and

·	commercially accepted products.

Our competitors may be able to respond more quickly to new or emerging technologies and changes in the environmental recovery services industry and devote greater resources to identify, develop and market new products, and distribute and sell their products than we can.

Our success will be largely dependent upon James Ditanna, our President and CEO, and other key personnel, and if Mr. Ditanna leaves our Company, our operations will largely cease until we can find a new replacement for him.

Our success will be largely dependent upon the continued employment of James Ditanna, our President and Chief Executive Officer, and who has prior experience as an executive officer of a publicly-traded company.  Mr. Ditanna agreed to serve as the Sole officer and Director for a two year period as extended through July 28, 2012.  The loss of Mr. Ditanna could have a material adverse effect on the implementation of our business plan. If we lose the services of B.P. Corp., we would need to devote resources to finding replacement consultants and until replacements were found, we would be operating without the skills or leadership of such personnel, any of which could have a significant adverse effect on our business. It is possible that Mr. Ditanna will terminate his employment with us. In addition, we do not presently maintain insurance on Mr. Ditanna.

Our success depends in large part on our current key personnel and our ability to attract and retain additional key personnel, which we may or may not be able to do.

Our inability to recruit and train adequate numbers of qualified personnel on a timely basis would adversely affect our ability to design, manufacture, market and support our products.

In addition, our success will depend on our ability to hire additional experienced engineers, senior management and sales and marketing personnel. Opportunities available in other companies could make recruiting and retaining employees, especially design engineers, more difficult for the Company. To attract and retain individuals with the requisite expertise, we may be required to grant large option or other stock-based incentive awards, which may be dilutive to shareholders. We may also be required to pay significant base salaries and cash bonuses, which could harm our operating results. If we do not succeed in hiring and retaining candidates with appropriate qualifications, we will not be able to grow our business and our operation results will be harmed.

Our sole officer and Director does not have any experience in the environmental services sector.

Our Sole Officer and Director has no previous experience in managing or operating a company engaged in the environmental services sector.  As the sole employee, the Company is reliant upon Mr. Ditanna to manage the affairs of the Company.  To supplement the lack business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors.  The selection of any such advisors will be made by our officers without any input from shareholders.  Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to the company.  In the event management considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

The Company’s sole Director and Officer will not devote all of his time to the Company’s business, the result of which could harm our business.

The Company’s sole Director and Officer will be involved in other business activities that may result in his spending less time than is appropriate or necessary in order to manage the Company’s business successfully. The  sole Director and Officer does not account for how much time he devotes to the Company.  The Company’s arrangements with its officers and directors are that they may spend a material portion of their time providing services to other business pursuits and affiliates on matters unrelated to the business of the Company.

Management has not performed any research to determine if the Unit will be a profitable option to replacing sand.

The Company’s projected profits are dependent on the difference in the cost of cleaning sand compared to the cost associated with the excavating, hauling, disposing and replacement of the contaminated sand with clean sand.  There is a risk the cost to remove, dispose and replace the contaminated sand will be cheaper than the cost to clean the sand with the Unit.   If the costs associated with restoring the sand is more expensive, then there is a risk that few customers will contract to use the unit.  The Company has not performed any research to determine if use of machine will produce satisfactory results on a scale that is cheaper than the replacement cost of the sand.

Our operations are concentrated in the environmental recovery services industry, which means that our business will likely be adversely affected if there is a lack of natural disasters, environmental spills or industrial accidents.

We will initially focus our operations on business connections with companies that operate in the environmental recovery services industry. Accordingly, a lack of lack of natural disasters, environmental spills or industrial accidents involving sand could impact our operations.

Future acquisitions of companies may disrupt our business or distract our management.

In the future, we may seek to acquire or make investments in complementary companies or businesses. We may not be able to acquire or manage additional businesses profitably or to successfully integrate any acquired businesses with our business. Businesses that we acquire may have liabilities that we underestimate or do not discover during our pre-acquisition investigations. Certain liabilities, even if we do not expressly assume them, may be imposed on us as the successor to the business. Further, each acquisition may involve other special risks that could cause the acquired businesses to fail to meet our expectations. For example:

·	the acquired businesses may not achieve expected results;

·	we may not be able to retain key personnel of the acquired businesses;

·	we may incur substantial, unanticipated costs, delays or other operational or financial problems when we try to integrate businesses we acquire with our own;

·	our financial and managerial resources may be diverted from our core business; or

·	our management may not be able to manage the combined entity effectively or to make acquisitions and grow our business internally at the same time;

·	In addition, we may incur debt or issue equity securities to pay for any future acquisitions or investments, which could dilute the ownership interest of our existing stockholders in our company.

If we do not manage our anticipated growth efficiently, we may not be able to operate our business effectively.

We expect to expand our operations by seeking additional financing. As of the date of this filing, we have made no significant efforts to obtain additional financing. If we expand our operations, we may strain our management, operations, systems and financial resources. To manage our anticipated future growth, we must improve and effectively utilize our existing operational, management, marketing and financial systems and successfully recruit, hire, train and manage personnel and maintain close coordination among our technical, finance, marketing, sales and production staffs. In addition, we will need to improve our accounting systems and procedures and computer software and hardware systems in order to operate our business more effectively and manage our expansion. We also will need to manage complex relationships with government agencies, strategic partners, advertisers and other third parties. Our failure to effectively manage our expected growth could disrupt our operations and ultimately prevent us from generating the revenue we expect.

There is a material risk that our product will not comply with applicable environmental laws.

Given the fact that the company has not field tested the Unit, there is a material risk that the Unit will not comply with applicable  environmental laws. As our business plan involves offering equipment to remove contaminants from sand, including hydrocarbons, we expect that we will be governed by the comprehensive federal and state laws that regulate the discharge of materials into or onto the environment or otherwise relate to health and safety or the protection of the environment.  Our machine has not been tested to determine if it will meet any federal, state or agency requirements related to the discharge of wastewater and of the materials cleaned by our product.  There is a risk that the cost of compliance of the applicable compliance of the environmental law could be substantial.  To the extent which environmental compliance may be necessary, we have not determined the dollar amount that many be expended to comply with those laws.

Our Common Stock may be subject to significant restriction on resale due to federal penny stock restrictions.

The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

The Company does not own or possess any patent protection of the technology and may significantly impair our competitive advantage.

The Company does not own or possess any patent protection of the technology.  In addition, in the event that the Company applies for a provision patent, there is no guarantee that the Company will be issued a patent for the technology.  Our rights granted under any potential patent may not provide competitive advantages to us, and the claims under our patent applications may not be allowed. We may be subject to or may initiate interference proceedings in the United States Patent and Trademark Office, which can demand significant financial and management resources. The process of seeking patent protection can be time consuming and expensive and patents may not be issued from currently pending or future applications.

We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

Any claims alleging infringement brought of third parties, regardless of merit, could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations

RISKS RELATED TO OUR CAPITAL STRUCTURE

We are controlled by a majority stockholder, which means that the majority stockholder has substantial voting power on matters submitted to a vote of the stockholders.

 Our principal shareholder, IACE Investments Two, Inc. (“IACE”), currently owns approximately 80.45% of our Common Stock. John Heskett, is the sole owner of IACE.  As the majority shareholder, John Heskett, through IACE will have significant influence over all matters requiring approval by our shareholders, but not requiring the approval of the minority shareholders. For example, Title 8, Section 1027 of the Oklahoma General Corporation Act allows any director or the entire board of directors to be removed by the shareholders and requires that the Directors be appointed by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.. All other corporate actions require a majority vote of the shareholders.  As long as IACE remains the owner of the majority issued and outstanding shares of common stock, IACE, through John Heskett, will be able have significant influence, through its voting power at shareholder meetings or proxies, on substantially all matters requiring approval by our stockholders, including the election of directors, the amendment to our Articles of Incorporation, the approval of mergers or other business combination transactions, and will also have control over our management and affairs.

Some provisions of our Articles of Incorporation and Bylaws may deter takeover attempts, which may limit the opportunity of our stockholders to sell their shares at a favorable price.

Some of the provisions of our articles of incorporation and bylaws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares possibly at a premium over the then market price.

For example, our articles of incorporation authorizes the board of directors to issue up to 5,000,000 shares of preferred stock of which 5,000,000 are available for issuance. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance shares of preferred stock with superior voting rights to shares of common stock, could delay or inhibit the removal of incumbent directors and could delay, defer, make more difficult or prevent a merger, tender offer or proxy content, or any change in control involving SA Recovery Corp., as well as the removal of management, even if such events would be beneficial to the interests of SA Recovery Corp.’s shareholders, and may limit the price certain investors may be willing to pay in the future for shares of common stock. The issuance of any preferred stock could diminish the rights of holders of our common stock and therefore, could reduce the value of our common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent, or make it more costly to acquire or effect a change in control, thereby preserving the current stockholders’ control.

In addition, as long as IACE remains the owner of the majority issued and outstanding shares of common stock, IACE, through John Heskett, will be able have significant influence, through its voting power at shareholder meetings or proxies, on substantially all matters requiring approval by our stockholders, including the election of directors, the amendment to our Articles of Incorporation, the approval of mergers or other business combination transactions, which may have the effect of deferring, or preventing a change in control of our company, may discourage bids of our common stock at a premium over the market price of the common stock and may adversely affect the market price of our common stock.

Item 2. Financial Information

Management’s Discussion and Analysis or Plan of Operation

Overview

The following information should be read in conjunction with the financial statements of SA Recovery Corp. and the notes thereto appearing elsewhere in this Form 10.  Statements in this section and elsewhere in this Form 10 that are not statements of historical or current fact constitute “forward-looking statements”. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this Form 10 beginning on page 8.

SA Recovery Corp. is a development stage company engaged in the environmental equipments sector. The Company is building a mobile sand cleaning unit that washes contaminants from sand.  As of the end of the Company’s fiscal year, the Company has generated no revenue from the sell, lease, or operations of the unit.

Our current period information is not comparable to the prior period since our inception in July 2008. We are currently a development stage company with losses from inception and negative cash flows from operations. As of the date of this report, this trend is expected to continue.

On July 28, 2008, the Company purchased the Sand Extraction Prototype I prototype from CGJ HOLDING, LLC, a Nevada Limited Liability Company (“CGJ”) for the sum of $15,000. The Sand Extraction Prototype I is an apparatus designed to remove contaminants from sand.  Concurrently, the Company entered into a two (2) year License Agreement with CGJ for the sum of $10,000 and a 10% royalty on gross sales to CGJ,  that grants the Company the exclusive right to make, use, and ultimately sell Mobile Units capable of removing contaminants, including manure and asphalt from sand. On August 1, 2010, the Company and CGJ mutually agreed to terminate the License Agreement.   On September 12, 2008, the Company hired the original fabricators, BP Corp, an Oklahoma corporation, to improve the design of the Prototype Unit by converting it into a Mobile Unit capable of fitting onto a standard semi-truck trailer. Mobile Unit is located at 3908 Minnesota St., Bartlesville, Oklahoma.  The Company has been attempting to expand the use and scope the Mobile Unit to wash contaminants from sand that has been contaminated by hydrocarbons, asphalt, and manure.  The Company envisions the completed product being used to assist in the cleanup of contaminated sand as a result of a natural disaster, environmental spill, or industrial accident.  In addition, Company foresees the unit being used to process sand from manure at feed lots.

The Company requires additional funding to continue development of the prototype unit. The Company has made no significant efforts to obtain additional financing, In the event that additional funding becomes available, then we anticipate two major operational events will occur in the next 12 months. They are:

1)

Completion of testing and modifications of Mobile Unit and

2)

Commissioning of Mobile Unit,

In July 2008, we began the testing and modifications of the Prototype Unit that was purchased from CGL.    The original unit had difficulty handling large amounts of sand introduced simultaneously as doing so had a tendency to clog the valves.  Based on results acquired from the operation of this Prototype Unit during February 2009, the Company originally forecasted that a full-Mobile Unit would be available in September 2009.  Subsequent usage indicated that modifying the method by which sand was introduced to the unit was not effective in avoiding the clogged values. Based upon a lack of funding to complete the development of the prototype unit, the Company no longer has an anticipated competition date..

 Cash Requirements of Company

The plan of operation for the next 12 months requires approximately $160,000, and would take place during the course of the 12 months following such funds being available to SA Recovery Corp.

Plans for additional funds

The Company is currently requires additional funding to continue development of the prototype unit. The Company has made no significant efforts to obtain additional financing

Expected changes in number of employees

The company expects to employ or contract for additional marketing support as needed to support growth.  The Company does not expect a significant change in the next 12 months.

Results of Operations

During the fiscal year ended February 28, 2009,  SA Recovery Corp. generated no revenue.  During the same period, the Company incurred net losses of $92,663.  Additionally, during the three months ended May 31, 2009, the Company generated additional losses of $28,067.  There is not a comparable period to compare the results of operations for the three months ended May 31, 2008..

Liquidity and Capital Resources

At February 28, 2009, SA Recovery Corp. had $5,273 in cash.   As of February 28, 2009, we had an accumulated deficit of $92,663 and working capital deficit of $34,718.   Additionally, as of and for the three months ended May 31, 2009, we had $50 in cash,, $120,730 in accumulated losses and $61,563 in working capital deficit.

The Company has not generated any revenue since inception on July 28, 2008.

SA Recovery Corp. was incorporated on July 28, 2008 in the State of Oklahoma. Our former parent company, AMS Heath Sciences, Inc., (“AMS”) was originally incorporated on May 22, 1987.  On December 27, 2007, AMS filed a voluntary Petition for Relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of Oklahoma, Case no. 07-14678. On July 15, 2008, the Bankruptcy Court issued an Order Confirming the First Amended Plan of Reorganization with an effective date of July 28, 2008.

Pursuant to the Plan, on July 28, 2008, all officers and Directors of AMS were replaced by James Ditanna as sole officer and Director.  In addition, the Company underwent a 1/670 reverse stock split that reduced the number of outstanding shares of common stock to 15,000.  Concurrently, the Company’s former operations of nutritional supplements, were sold to a third party competitor.  As part of the Plan, the 3rd party purchaser was allowed to keep the name “AMS Health Sciences, Inc.”.  As a result, the AMS was required to implement a name change to Jacob Acquisition.  All proceeds from the sale of the former operations of AMS went directly to the Liquidating Trust established by the Bankruptcy.  Concurrently, on July 28, 2008, AMS Health issued 25,000,000 restricted shares of common stock to IACE Investments Two, Inc.; issued 6,000,000 shares of restricted shares of common stock to four investors.; issued 50,000 shares of common stock to the Bankruptcy Trustee; and 100 shares of common stock to each allowed class 6 and class 7 claim holder approved by the Bankruptcy Trustee.  AMS did not receive any of the proceeds from the sale of the business or issuance of stock.  All proceeds were directed to the Liquidating Trustee to be used for the benefit of the creditors.

On July 28, 2008, the Company purchased the Sand Extraction Prototype I  from CGJ Holding, LLC, a Nevada Limited Liability Company (“CGJ”) for the sum of $15,000. The Sand Extraction Prototype I is an apparatus designed to remove contaminants from sand. Concurrently, the Company entered into a two (2) year License Agreement with CGJ for the sum of $10,000  that granted the Company the exclusive right to make, use, and ultimately sell Mobile Units capable of removing contaminants, including asphalt, from sand or rock composite.  Since the technology does not have a patent, this agreement prevented the inventor from selling the technology designs to competitors  On August 1, 2010, the parties elected not to renew the License Agreement.  As of the date of this filing, the Company has not generated any revenue from operations.

Plan of Operation

During the next 12 months, the Company anticipates raising funds to continue the further development of the Prototype Unit.  The Company is attempting to convert the Prototype Unit into a Mobile Unit that is capable of being fitted onto a standard 50-foot semi truck trailer.  As of the date of this Filing, the Mobile Unit has not been completed.

During this time period, the Company will actively seek out and investigate possible means to raise cash necessary for development and fabrication of a Mobile Unit.  In the event that the Company is unable to raise additional funds, the Company may seek out a joint venture, and investigate possible business opportunities with the intent to acquire or merge with one or more business ventures.

Because the Company lacks funds, it may be necessary for officers, directors, or shareholders to advance funds to the Company and to accrue expenses until such time as a Mobile Unit is sold.  Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible.  Further, directors will defer any compensation until such time that a Mobile Unit is sold.

If the Company needs to raise additional capital, most likely the only method available would be the private sale of securities.  Because the Company is a development stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender.  There can be no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on acceptable terms.

The Company does not intend to use any employees, with the exception of our sole officer Mr. Ditanna.  Outside advisors and consultants will be used for minimal costs.

Financial condition, changes in financial condition, and results of operations since inception.

Activities of the Company since inception have been primarily start up and development related.  The Company has expended significant resources in the development and refinement of the Prototype unit.  Those activities were funded through a loan in the amount of $65,000.

Loans and borrowings

On August 1, 2009, the Company received a loan in the amount of $65,000 with annual percentage rate of 5%.  In the event of non-payment by the Company, the Note is convertible into 2,000,000 shares of common stock.

Key variables and qualitative/quantitative factors necessary to understand/evaluate business

The business requires a sales structure to support an exponential growth pattern.  The Company does not utilize any regional or national developers to secure the company’s sales.  The Company believes that the hiring of personnel or independent contractors to secure sales provides the most cost effective means to provide a national sales force.

The Company’s ability to effectively market and secure contracts are important factors to the growth of the Company.

The Company’s long-term success is dependent upon the Company completing a Mobile Unit that is desirable by entities or government agencies that are responsible for the restoration of sand that has been contaminated by a variety of sources.

Known trends or factors reasonably likely to have a material impact on short or long term liquidity.

The Company does not foresee any known trends or uncertainties within the sand cleaning industry that might have a material impact on the business or liquidity.  The Company does not anticipate any event that would require the company to strain its resources.

Known trends or factors reasonably expected to have material impact on net sales or revenue or income from continuing operations.

The failure by management to sell a Mobile Unit could have a material impact on revenue.  The Company’s long-term growth is contingent upon the completion of the Mobile Unit and the market place for such a unit.  The Company believes that there is a current trend of being “green”, also referred to as “eco friendly”.  The Company’s business is not subject to any particular events other than general economic conditions.

GOING CONCERN

The accompanying financial statements are prepared assuming we will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time.

We are in the development stage and have an accumulated deficit of $92,663 and a working capital deficit of $34,718 for the fiscal year ended February 28, 2009.   Additionally, as of May 31, 2009 we had an accumulated deficit of $120,730 and a working capital deficit of $61,563.

While we are attempting to generate revenues, we did not generate revenues since inception. On August 1, 2008, the Company borrowed $65,000 for working capital purposes.  Management intends to attempt to raise additional funds by way of a public or private offering. While we believe in the viability of our strategy to generate sales volume and in our ability to raise additional funds, there can be no assurances to that effect. Our financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event we cannot continue in existence.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, US GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We have identified the policy below as critical to our business operations and understanding of our financial results:

Income taxes

Income taxes are accounted for under Statement of Financial Accounting Standards Codifcation (“ASC”) Number 740, “Income Taxes” which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

Intangibles and other long-lived assets

In accordance with ASC 360, “Property, Plant and Equipment”, we review the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Plan of Operation

We anticipate two major operational events will occur in the next 12 months. They are:

1)

Completion of testing and modifications of Mobile Unit and

2)

Commissioning of a Mobile Unit for sale or lease,

In July 2008, we began the testing and modifications of a Prototype Unit that was purchased from ,CGL for the purpose of converting the Prototype Unit into a Mobile Unit.   We will continue further development and testing its processing capabilities under different configurations with various types of contaminated sands through the third quarter of 2010. Based on results acquired from the operation of this unit during February 2009, we intend to commence a full-scale Mobile Unit in September 2009. We estimate this Mobile Unit will be readily transported to the field and assembled to wash up to four cubic yards of sand per hour, depending on the type and severity of the contamination.   In the event that the Company is successful in designing a Mobile Unit, then the Company will begin the process of requesting bids for the commissioning of a Mobile Unit for sale or lease

The plan of operation for the next 12 months requires approximately $160,000, and would take place during the course of the 12 months following such funds being available to SA Recovery Corp.

Recently Adopted and Recently Enacted Accounting Pronouncements

In April 2008, the FASB issued ASC 350-10, "Determination of the Useful Life of Intangible Assets." ASC 350-10 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350-10, "Goodwill and Other Intangible Assets." ASC No. 350-10 is effective for fiscal years beginning after December 15, 2008. The adoption of this ASC did not have a material impact on our consolidated financial statements.

In April 2009, the FASB issued ASC 805-10, "Accounting for Assets Acquired and Liabilities assumed in a Business Combination That Arise from Contingencies—an amendment of FASB Statement No. 141 (Revised December 2007), Business Combinations". ASC 805-10 addresses application issues raised by preparers, auditors and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting and disclosure of assets and liabilities arising from contingencies in a business combination. ASC 805-10 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. ASC 805-10 will have an impact on our accounting for any future acquisitions and its consolidated financial statements.

In May 2009, the FASB issued ASC Topic 855, “Subsequent Events”. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 also requires disclosure of the date through which subsequent events are evaluated by management. ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively. Because ASC Topic 855 impacts the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact our consolidated results of operations or financial condition. See Note 10 for disclosures regarding our subsequent events.

Effective July 1, 2009, we adopted the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 105-10, Generally Accepted Accounting Principles—Overall ("ASC 105-10"). ASC 105-10 establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout these consolidated financials have been updated for the Codification.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. We are currently evaluating the impact of this standard, but would not expect it to have a material impact on the our consolidated results of operations or financial condition.

Item 3. Properties

The Company does not own or lease any real property.  The Prototype Unit is located at 3908 Minnesota Street, Bartlesville, Oklahoma 74006.  All modifications and testing of the prototype unit occurs at this location.  Since this space is being provided by BP Corp., upon completion of the prototype unit, the company will be required to locate a suitable location to our operations.

Item 4. Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 20, 2009,  by (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; (ii) each of our officers and directors; and (iii) all of our directors and officers as a group. None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of our stock.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percentage Ownership of Common stock(1)

IACE Investments Two, Inc.[1]	25,000,000	80.45%
James Ditanna, Director and Officer	0	0%
All Officers and Directors as a Group (1 person)	0	0%

1.

IACE Investments Two, Inc. is owned 100% by John Heskett. John Heskett, through his ownership of IACE Investments Two, Inc., is the beneficial owner of the 25,000,000 shares of SA Recovery Corp. common stock.  John Heskett has sole voting and dispositive powers over the securities held by IACE Investments Two, Inc.

Item 5. Directors, Executive Officers, Promoters And Control Persons

The following table provides information concerning our officers and directors. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

NAME	AGE	POSITION
James A. Ditanna	58	Sole Officer and Director

Mr. Ditanna will serve until the next annual meeting of the shareholders or until his death, resignation, retirement, removal, or disqualification, or until his successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

James A. Ditanna is a graduate of Drexel University, Philadelphia, Pennsylvania, receiving a Bachelor of Science degree in Business Administration with an accounting and taxation major.  Mr. Ditanna graduated from the University of Pennsylvania with dual masters degrees (MBA/MGA) magna cum laude.  Mr. Ditanna has served as a Director of the Company since July 28, 2008.

Mr. Ditanna’s prior work experience as an officer and director of development stage companies and companies undergoing reorganization led to the conclusion that Mr. James Ditanna should serve as a director of the Company.

During the past five years, Mr. Ditanna has been employed at American Financial International Group as a foreign currency trader.  On May 3, 2007, Mr. Ditanna co-founded Wall Street Equity Options and Futures Corp., a Delaware Corporation.  During the past five years, Mr. Ditanna has served various execute roles in public companies.  Mr. Ditanna is also serving as the Director in Verilink Corp. (since January 31, 2007). During the past five years, Mr. Ditanna has served in various capacities listed below.

OTHER OFFERINGS

During the past five years, Mr. Ditanna has been employed at American Financial International Group as a foreign currency trader.  On May 3, 2007, Mr. Ditanna  co-founded Wall Street Equity Options and Futures Corp., a Delaware Corporation.  During the past five years, Mr. Ditanna has served various execute roles in public companies.  Mr. Ditanna is also serving as the Director in Verilink Corp. (since January 31, 2007). During the past five years, Mr. Ditanna has served in various capacities listed below.

Dynasty Energy Resources, Inc. (DYER), Commission File No. 000-53141, was initially registered on March 24, 2008.  Dynasty’s common stock is currently traded on the OTCBB under the symbol “DYER.” On October 12, 2010, DYER merged with Fifth Season International Group Limited, a Hong Kong Company.  Dynasty was a shell from 2002 through October 12, 2010, . Dynasty’s predecessors ceased operations in 2002, and the company sold its inactive operating subsidiary in September 2007.  Dynasty Energy Resources, Inc. is current in its commission filings. Fifth Season International Group Limited is engaged in the business of development, acquisition, and consolidation of commercial properties in Hong Kong.

China Insonline Corp., (CHIO), formerly Dexterity Surgical, Inc., Commission File No. 001-34113, was initially registered in 1988 as a development stage enterprise whose efforts and resources were devoted primarily to research and development activities of medical products until its Bankruptcy in 2004. Mr. Ditanna was subsequently appointed as a Director following the Bankruptcy Court’s approval of a Plan of Reorganization.  At the effective date of this registration, CHIO traded on the NASDAQ Capital Market.  Mr. Ditanna resigned following a share exchange with China Insonline Corp.  China Insonline Corp. is current in its commission filings. As of the effective date of this registration, China Insonline was an insurance underwriter in China.

Verilink Corp. (VERL), Commission File No. 333-4010, was initially registered in 1996. VERL is traded on the OTCBB.  VERL developed, manufactured and marketed integrated access products for telecommunications network service providers and corporate end users.  VERL operated until April, 2006, when it filed Chapter 11 Bankruptcy.  As part of the Plan of Reorganization, Mr. Ditanna was appointed by the Bankruptcy Court as a Director.  Verilink is current in its commission filings.  Verilink is an oil and gas exploration company.

Company Name	Affiliation	Date of Registration	SEC File No.	Status/Filing	Comments

Dynasty Energy Resources, Inc.	Director, majority shareholder	March 2008	000-53141	Current	Sole Officer and Director from May 24, 2007 until April 28, 2010
China Insonline Corp.	Director	1988	001-34113	Current	Sole Officer and Director from November 5, 2007 until January 4, 2008.
Verilink Corp.	Director	1996	000-28562	Current	Appointed Sole Officer and Director on January 31, 2007. Currently the Sole Officer and Director.

Conflicts Of Interest

There are certain conflicts of interest between the Company and our officers and directors.  Mr. Ditanna has other business interests to which he currently devotes attention, and may be expected to do so although management time should be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of judgment in a manner which is consistent with their fiduciary duties to the company.  Due to the time constraints of the other business interests, Mr. Ditanna may not devote 100% of his time to the Company.

Item 6. Executive Compensation

The following is a table detailing payments made to the Company’s executive officers since the Company’s inception.

SUMMARY COMPENSATION TABLE
	Fiscal Year Ending February 28,	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp.	Change in Pension Value and Non-Qualified Deferred Comp. Earnings	All Other Comp	Total
James A. Ditanna, Director, CEO, President, Secretary and Treasurer	2009	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
James A. Ditanna, Director, CEO, President, Secretary and Treasurer	2010	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

The following is a table detailing outstanding equity awards at February 28, 2009. and February 28, 2010

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2009 AND 2010
	Option Awards					Stock Awards
nAME	Fiscal Year Ending February 28,	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unearned Options (#)	Option Exercise Price	Option Expiration Date	No. of Shares of Units of Stock That Have Not Vested	Market Value of Shares of Units of Stock That Have Not Vested	Equity Incentive Plan Awards; No. of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
James A. Ditanna, Director, CEO, President, Secretary and Treasurer	2009 and 2010	-	-	$ -	-	-	$ -	-	-

DIRECTOR COMPENSATION
Name	Period Ended Feb 28,	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
James A. Ditanna, Director, CEO, President, Secretary and Treasurer	2009	$ 1,883	$ -	$ -	$ -	$ -	$ -	$ 1,883
James A. Ditanna, Director, CEO, President, Secretary and Treasurer	2010	$ 3,117	$ -	$ -	$ -	$ -	$ -	$ 3,117

We have no retirement, pension, profit-sharing, stock options or insurance programs or other similar programs for the benefit of our employees.

Compensation Discussion and Analysis

Director Compensation

Members of the Company’s Board of Directors do not receive compensation, as such, at this time.  The company is obligated to pay James A. Ditanna, in his capacity as director, $5,000 for the period from inception (July 28, 2008) through February 28, 2011.

Stock Option Grants

As of the date of this Registration Statement, the Company has not granted any stock options.

Item 7. Certain Relationships And Related Transactions

The Company has no promoters other than its executive officers and directors.  As of February 28, 2009, the Company owes $191 to J IACE Investments Two, Inc., a related party for expenses paid on behalf of the Company. The $191 was a reoccurring transfer agent fee.  There are no formal terms of repayment. Management intends to repay this debt once the Sand Extraction Prototype is operational.

Item 8. Legal Proceedings

No litigation is pending or threatened by or against the Company.

Item 9. Market Price Of And Dividends On The Registrant’s Common Equity And Related Stockholder Matters

Our common stock is currently traded on the Pink Sheets under the symbol SARY.  Prior to November 20, 2008, our common stock was traded on the Pink Sheets under the symbol AMSI. There has been little to no active trading of our common stock since July 28, 2008. The last sale price of our common stock occurred on October 26, 2010, in which 188 shares were sold for $.07 per share. The last five stock transactions on Pink Sheets are as follows:

1.

July 7, 2010:

100 shares of common stock sold for .05 per share

2.

March 19, 2010:

160 shares of common stock sold for .10 per share

3.

August 3, 2009:

 321 shares of common stock sold for .10 per share

4.

December 1, 2008,

816 shares of common stock sold for .0031 per share [ reflects 1:670 reverse stock split].

There is no assurance that an active trading market will ever develop or, if such a market does develop, that it will continue. The Company intends to request a broker-dealer to make application to the NASD Regulation, Inc. to have the Company's securities traded on the OTC Bulletin Board System. In order for the Company to be eligible to be traded on the OTC Bulletin Board, the Company must meet the listing requirements established by the OTC Bulletin Board.

The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Stock Market Prices

The following table sets forth, for the periods indicated, the high and the low closing sales price per share of our common stock as reported on the Pink Sheets.  The numbers below reflect the highs and lows of the common stock on a 1:670 post reverse stock split that occurred on July 28, 2008.  The numbers in brackets [  ], reflect the pre-reverse stock split price.

Price Range	High	Low

Fiscal Year Ended February 28, 2009	$2.10*
First Quarter	$26.84 [.04]	$10.06 [.01]
Second Quarter	$13.42 [.02]	$6.71 [.01]
Third Quarter	$10.06 [.015]	$1.34 [.002]
Price Range	High	Low

Fiscal year ended February 28, 2010	$.10
First Quarter	$2.10	$2.10
Second Quarter	$2.20	$.10
Third Quarter	$.10	$.10

*sale occurred on December 1, 2008.  No transactions in January or February 2009.

As of February 28, 2009 and the effective date of registration statement, there were 257 holders of record of the Company’s common stock.  The Company has not paid any cash dividends to date, and has no plans to do so in the immediate future. As of the date of this filing, there were 257 holders of record of the Company’s common stock.  There are an estimated 6,073,143 out of the 31,073,593 shares of common stock that could submit a request to sell in reliance on Rule 144.

Rule 144

Rule 144 has been amended by the SEC, effective February 15, 2008. Rule 144 is the common means for a stockholder to resell restricted securities and for affiliates, to sell their securities, either restricted on non restricted (control) shares.

Under the amended Rule 144, an affiliate of a company filing reports under the Exchange Act who has held their shares for more than six months, may sell in any three-month period an amount of shares that does not exceed the greater of:

•

the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale, or

•

1% of the shares then outstanding.  Sales by affiliates under Rule 144 are also subject to certain requirements as to the manner of sale, filing appropriate notice and the availability of current public information about the issuer.

The Over the Counter Bulletin Board (OTCBB) is not recognized by the SEC as an “automated quotation system”.

A non-affiliate stockholder of a reporting company who has held their shares for more than six months, may make unlimited resale’s under Rule 144, provided only that the issuer has available current public information about itself. After a one-year holding period, a non-affiliate may make unlimited sales with no other requirements or limitations.

  Item 10. Recent Sales of Unregistered Securities

Pursuant to the First Amended Plan of Reorganization as approved by the Bankruptcy Court, the following shares were issued on July 28, 2008 without registration:

Issuance of 25,000,000 shares of restricted Common Stock to IACE Investments Two, Inc.

On July 28, 2008, AMS issued 25,000,000 shares of restricted stock to IACE Investments Two, Inc.  The Bankruptcy authorized the shares of common stock to be issued as exempt from registration under the Securities Act of 1933, as a private placement under Section 4(2).  In compliance with the Bankruptcy Court Order, AMS issued the 25,000,000 shares to IACE Investments Two, Inc.

without registration and with a restrictive legend reflecting the restricted nature.  These shares were considered founders’ shares and as such, no consideration was received.

Issuance of 6,000,000 shares of Common Stock to Four (4) Investors

On July 28, 2008, the AMS issued 1,500,000 shares of restricted New Common Stock to each of the following entities: Shepley SA, LLC; Troy SA LLC; Bella SA, LLC; and Cherry SA, LLC.  The issuance of the restricted common stock is exempt from registration under the Securities Act of 1933, as a private placement under Section 4(2).  The New Common Stock will be restricted as to transfer and will bear a restrictive legend reflecting its restricted nature.    These shares were considered founders’ shares and as such, no consideration was received.

Issuance of 50,000 shares of Common Stock to the Liquidating Trust

On July 28, 2008, AMS issued 50,000 shares to the Bankruptcy Trustee for the benefit of Allowed Class 6 claims.  These shares were issued under Section 1145 of the Bankruptcy Code.  The AMS Liquidating Trustee may assign the securities in exchange for claims and interests under the Plan.  The Bankruptcy authorized the shares of common stock to be issued as exempt from registration under the Securities Act of 1933, as a private placement under Section 4(2).  These shares were considered founders’ shares and as such, no consideration was received.

Issuance of Unsecured Creditors Stock

On July 28, 2008, AMS issued  shares of common stock to each holder of an allowed Class 6 and Class 7 unsecured creditors, for a total of 10,000 shares.  The equities issued to the Class 6 and Class 7 unsecured creditors are exempt from registration and the requirements of federal and state securities laws in accordance with Section 1145 of the Bankruptcy Code.   .  The Bankruptcy authorized the shares of common stock to be issued as exempt from registration under the Securities Act of 1933, as a private placement under Section 4(2).  These shares were considered founders’ shares and as such, no consideration was received.

Issuance of 13,596 shares to the former shareholders of AMS.

On July 28, 2008, pursuant to the Holding Company Reorganization, SA Recovery Corp. issued 13,593 shares of common stock to the former shareholders of AMS.  The shares were issued with the same restrictions and qualifications as existing on July 28, 2008.  Any restricted shares of common stock of AMS remained restricted.  All shareholder preserved the same status and classification as existing immediately prior the exchange.   The Bankruptcy authorized the shares of common stock to be issued as exempt from registration under the Securities Act of 1933, as a private placement under Section 4(2).  These shares were considered founders’ shares and as such, no consideration was received.

Convertible Note.

On August 1, 2008, the Company borrowed $65,000 for working capital purposes and we issued a one-year note payable.  The note matures on August 1, 2009 and bears interest at 5% per year.  The holder has the right, with proper notice to convert the note into two-million shares of common stock at $.035 per share.

Item 11. Description Of Registrant’s Securities To Be Registered

The Company's authorized capital stock consists of 500,000,000 shares, of which 495,000,000 are common stock with a par value of $0.0001 per share, and of which 5,000,000 are preferred stock with a par value of $0.0001 per share.  We have 31,073,593 Common Shares issued and outstanding as of the date of this filing, and to date, no Preferred Shares are issued and outstanding. Pursuant to the Note entered on August 28, 2008, the Company may issue up to an additional 2,000,000 shares of common stock to the holder of the Note.    According to the terms of the Note, the number of shares issuable upon conversion cannot be diluted by stock dividends, reverse stock split, merger, combination or reclassification of shares.

Item 11a. Common Stock

All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and non-assessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefore.

We are authorized to issue up to 495 million shares of common stock.  At July 28, 2008, we have issued 31,073,593 shares, all of which have been treated for accounting purposes as founders’ shares. The share composition is as follows: 25,000,000 shares issued to IACE Investments Two, Inc.,as founders shares, 6,000,000 issued to four shareholders; 60,000 shares issued to escrow agents for creditor settlements, and 13,593 issued to former shareholders of AMS Health Sciences, Inc. No additional shares of common stock have been issued since July 28, 2008.

Item 11b. Preferred Stock

The Board of Directors of the Company has the authority to designate one or more series of preferred stock with such voting powers, if any, and with such rights, preferences and privileges as the Board of Directors shall determine.  No series of preferred stock is used and outstanding.

Item 11c. Dividends

Holders of the common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor.  No dividend has been paid on the Company’s common stock since inception, and none is contemplated in the foreseeable future.

Item 11d. Transfer Agent

Computershare, Inc.

350 Indiana Street, Suite 750, Golden CO 80401

T 1 303.262.0678 F 1 312.601.2312

essential.registry@computershare.com

www.computershare.com

Item 12. Indemnification Of Directors And Officers

Our articles of Incorporation and Bylaws provide that we may indemnify our directors and officers to the fullest extent permitted by Oklahoma law .  Our Articles  of Incorporation declares that that no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages, for breach of fiduciary duty as a director, provided, however, that this indemnification shall not eliminate or limit the liability of a director for any breach of the director’s duty of loyalty to the Corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or payment of any unlawful dividend or for any unlawful stock purchase or redemption or for any transaction from which the director derived an improper personal benefit.  In addition, the bylaws of the company require Expenses incurred by a director of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director of the corporation (or was serving at the corporation’s request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by relevant sections of the OS. Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation that alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent’s duty to the corporation or its stockholders.

Section 7.6. of the Company’s bylaws declare that the Company shall be not be required to advance expenses  to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation that alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent’s duty to the corporation or its stockholders.

Such right of indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our articles of incorporation shall not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Articles of Incorporation, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise. We have not secured liability insurance on behalf of our directors and officers.

The general effect of Oklahoma Law regarding indemnification is that an officer, Director, employee, or agent, acting in good faith can be reimbursed for actual expenses related to a civil, criminal, actual or threatened suit or action.  To be indemnified, it requires a determination that the person acted in good faith.  The determination may be  made by ) the majority vote of the directors who are not parties to the action; by a committee of directors designated by a majority of the directors,  if not such directors or if the directors direct, by independent legal counsel in a written opinion, or the shareholders.

Item 13. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

SA Recovery Corp.

(A Development Stage Enterprise)

We have audited the accompanying balance sheet of SA Recovery Corp. (a development stage enterprise) as of February 28, 2009, and the related statements of operations, changes in shareholders' equity (deficit), and cash flows for the period from inception (July 28, 2008) to February 28, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SA Recovery Corp. and as of February 28, 2009, and the results of its operations, changes in shareholders' equity (deficit) and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 15, 2009 except for note 8, as to which the date is August 31, 2010.

SA RECOVERY CORP.

(A Development Stage Enterprise)

BALANCE SHEET

AS OF FEBRUARY 28, 2009

ASSETS
Current Assets
Cash	$ 5,273
Total current assets	5,273

Non-current assets
Intangible assets - license permit, net of accumulated amortization of $2,945	7,055
Total non-current assets	7,055

TOTAL ASSETS	$ 12,328

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable	191
Convertible note payable, net of discount of $27,083	37,917
Accrued director salary	1,883
Total current liabilities	39,991

TOTAL LIABILITIES	39,991

Shareholders' deficit
Preferred Stock, par value $0.0001; 5 million shares authorized, 0 shares issued and outstanding at February 28, 2009	-
Common stock, par value $0.001; 495 million shares authorized; 31,073,593 shares issued and outstanding at February 28, 2009	3,107
Additional paid in capital	61,893
Deficit accumulated during the development stage	(92,663)
Total shareholders' deficit	(27,663)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$ 12,328

See Summary of Significant Accounting Policies and Notes to Financial Statements.

SA RECOVERY CORP.

(A Development Stage Enterprise)

STATEMENT  OF OPERATIONS

FROM INCEPTION (JULY 28, 2008) TO FEBRUARY 28, 2009

REVENUES	$ -

EXPENSES
Director Salary	1,883
General and administrative	6,363
Research and development	46,500
Interest expense	37,917
Total expenses	92,663

Net Loss	(92,663)

Weighted average share outstanding	31,073,593
Loss per share (basic and fully diluted)	$ -

See Summary of Significant Accounting Policies and Notes to Financial Statements.

SA RECOVERY CORP.

STATEMENT OF SHAREHOLDERS’ DEFICIT

FROM INCEPTION (JULY 28, 2008) TO FEBRUARY 28, 2009

				Additional Paid In Capital	Deficit Accumulated during the Development Stage	Total
	Capital Stock
	Date	Shares	Amount

Balances, July 28, 2008		-	$ -	$ -	$ -	$ -

Shares issued to former shareholders of AMS Health Sciences, Inc.	07/28/08	13,593	1	(1)		-

Founders' shares	07/28/08	31,000,000	3,100	(3,100)		-

Shares issued to escrow agents for settlements with creditors of AMS Health Sciences, Inc.	07/28/08	60,000	6	(6)		-

Discount on note payable				65,000		65,000
Net loss, inception (7/28/08) to 2/28/09					(92,663)	(92,663)

Balances, February 28, 2009		31,073,593	$ 3,107	$ 61,893	$ (92,663)	$ (27,663)

See Summary of Significant Accounting Policies and Notes to Financial Statements.

SA RECOVERY CORP.

STATEMENT OF CASH FLOWS

FROM INCEPTION (JULY 28, 2008) TO FEBRUARY 28, 2009

OPERATING ACTIVITIES:
Net loss	$ (92,663)

Adjustments to reconcile net loss to cash flows used in operations:
Amortization of discount on note payable	37,917
Amortization of intangible assets	2,945

Changes in operating assets and liabilities
Accrued liabilities	1,883
Accounts payable	191
Cash used in operating activities	(49,727)

INVESTING ACTIVITIES
Purchase of license permit	(10,000)
Cash used in investing activities	(10,000)

FINANCING ACTIVITIES
Proceeds from note payable	65,000
Cash provided by financing activities	65,000

Net increase in cash and cash equivalents during the year	5,273
Cash and cash equivalents at Company inception	-
Cash and cash equivalents at end of period	$ 5,273

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	-
Cash paid for income taxes	-

See Summary of Significant Accounting Policies and Notes to Financial Statements.

SA RECOVERY CORP.

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION (JULY 28, 2008) TO FEBRUARY 28, 2009

Note 1 – Organization, Nature of Operations and Basis of Presentation

Organization and History

SA Recovery Corp. was incorporated on July 28, 2008 in the State of Oklahoma. Our former parent company, AMS Heath Sciences, Inc., (“AMS”) was originally incorporated on May 22, 1987.  On December 27, 2007, AMS filed a voluntary Petition for Relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of Oklahoma, Case no. 07-14678. On July 15, 2008, the Bankruptcy Court issued an Order Confirming the First Amended Plan of Reorganization with an effective date of July 28, 2008.

 As part of the reorganization, AMS caused SA Recovery Corp., to be incorporated as a wholly owned subsidiary.  On July 28, 2008, AMS completed the reorganization and merger.  The assets and operations of AMS were sold under the Bankruptcy Court Plan.  Under the terms of the reorganization, each issued and outstanding share of AMS Health Science, Inc. was converted into a share of SA Recovery Corp., having the same designations, rights, powers, and preferences, and qualifications, limitations, and restrictions.  The former name “AMS Health Sciences, Inc.” was severed during the Bankruptcy proceedings and is not related to SA Recovery Corp.

Nature of Operations

SA Recovery Corp. is a development stage company engaged in the business of designing a Mobile Unit removes contaminants from sand.  We are a development stage company that has not generated any revenues as of our recent fiscal year.

On July 28, 2008, the Company purchased the Sand Extraction Prototype I  from CGJ Holding, LLC, a Nevada Limited Liability Company (“CGJ”) for the sum of $15,000. The Sand Extraction Prototype I is an apparatus designed to remove contaminants from sand.

The Sand Extraction Prototype I is intended to wash two cubic yards of contaminated sand per hour.  The Company is attempting to design the device into a Mobile Unit.  Our technology utilizes a fluidized bed, vibrating feeds in a counter-flow of wash water in the sand cleaning process. During that hour, the machine is intended to produce two cubic yards of cleaner sand.  Our mobile is intended to be mobile and outfitted onto a standard 50-foot trailer to send directly to an environmental disaster, accident, or cleanup site. The Mobile Unit will consist of all the equipment necessary to remove contaminants from sand at the location. The Mobile Unit will require two people to operate.  The Mobile Unit is still in the development stage.  The Company originally intended to have the Mobile Unit ready for commercial trials by September 1, 2009.  The Company now intends to have a Mobile Unit ready when sufficient capital may be raised to complete the unit.

Development Stage

The Company has not earned revenue from planned principal operations since inception (June 28, 2008). Accordingly, the Company's activities have been accounted for as those of a development stage entity as set forth in ASC 915. Among the disclosures required by ASC 915 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

Basis of Presentation and Summary of Significant Accounting Policies

Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. As of February 28, 2009 and February 28, 2010, there were no cash equivalents.

Property and Equipment:   New property and equipment are recorded at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Intangible Assets and Impairments:  The Company amortizes intangible assets over their estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment based on undiscounted cash flows, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested annually for impairment and written down to fair value as required. No impairment of intangible assets has been recorded during any of the periods presented.

Revenue Recognition:  SA Recovery recognizes revenue when persuasive evidence ofan agreement exists, services have been rendered, the sales price of a unit is fixed or determinable, and collectability is reasonable assured.  Since our inception on July 28, 2008 to our fiscal year ended February 28, 2010, SA Recovery had no revenues.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Stock Based Compensation: Stock-based awards to non-employees are accounted for using the fair value method in accordance with SFAS No. 123R, Accounting for Stock-Based Compensation, and EITF Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

We adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-Based Payment” (“SFAS 123(R)”), which requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements. Prior to January 1, 2006, we accounted for our stock-based compensation plans under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees,” and related interpretations, and would typically recognize no compensation expense for stock option grants if options granted had an exercise price equal to the market value of the underlying common stock on the date of grant.

We adopted SFAS 123(R) using the “modified prospective” method, which results in no restatement of prior period amounts. Under this method, the provisions of SFAS 123(R) apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period. We calculate the fair value of options using a Black-Scholes option pricing model. We do not currently have any outstanding options subject to future vesting therefore no charge is required for the period ended February 28, 2009. SFAS 123(R) also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, SFAS 123(R) required a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share. For companies that adopt SFAS 123(R) using the “modified prospective” method, disclosure of pro forma information for periods prior to adoption must continue to be made.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock: We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company’s Own Stock. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Fair Value of Financial Instruments:

In September 2006, the FASB issued ASC (Accounting Standards Codification) 820, Fair Value Measurements and Disclosures.  ASC 820 defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. ASC 820 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. ASC 820 is effective for fiscal years beginning after November 15, 2007.

ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tiered fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

•	Level 1. Observable inputs such as quoted market prices in active markets.
•	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly:, and
•	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following table shows the Company’s fair value instruments, measured on a recurring basis:

Level	2/28/2008
Level 1	$ -
Level 2	-
Level 3:
Intangible asset	7,055
Convertible note , net of discount	37,917

Totals	$ 44,972

Earnings per Common Share: Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed using the weighted average number of common and dilutive equivalent shares outstanding during the period. Dilutive common equivalent shares consist of options to purchase common stock (only if those options are exercisable and at prices below the average share price for the period) and shares issueable upon the conversion of our Preferred Stock. Due to the net losses reported, dilutive common equivalent shares were excluded from the computation of diluted loss per share, as inclusion would be anti-dilutive for the periods presented.

There were no common equivalent shares required to be added to the basic weighted average shares outstanding to arrive at diluted weighted average shares outstanding in 2008.

Income Taxes: We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred income taxes are recorded in accordance with ASC 740, “Income Taxes”. Under ASC 740, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse.

ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

 ASC 740 requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

We currently believe given our operational status it is remote that we will pay federal income taxes in the future. We also do not have any material uncertain income tax positions. We have a NOL carry-forward of approximately $52,000 which will begin to expire in fiscal year ended 2029.

Calculation of deferred tax asset at February 28, 2009

Net operating loss carry-forward	$ 18,130
Valuation allowance	(18,130)
Net deferred tax asset	-

Recent Accounting Pronouncements

 In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 establishes an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the Company’s consolidated financial statements and the related financial statement disclosures. SAB 108 is effective for the year ending February 28, 2009.

ASC 805, “Business Compbinations” provides guidance on improving the relevance, representational faithfulness, and comparability of the financial information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

We adopted ASC 820, “Fair Value Measurements and Disclosures”  at inception. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. ASC 820 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

ASC 820, “Fair Value Measurements and Disclosures” became effective for us at inception. ASC 820 establishes a fair value option that permits entities to choose to measure eligible financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value options have been elected in earnings at each subsequent reporting date. For the period ended February 28, 2009, there were no applicable items on which the fair value option was elected. ASC 820 may impact our consolidated financial statements in the future.

In May 2008, the FASB issued FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) ("FSP APB 14-1"). FSP APB 14-1 requires issuers of convertible debt instruments that may be settled in cash upon conversion to account separately for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We do not anticipate that the adoption of FSP APB 14-1 will have a material effect on our results of operations or financial position.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

Note 2 – Going Concern

The accompanying financial statements have been prepared assuming that SA Recovery Corp. will continue as a going concern. As shown in the accompanying financial statements, we had negative cash flows from operations of $49,727 in for the period from inception (July 8, 2008) to February 29, 2009, and a working capital deficit of $34,718 at February 28, 2009.  These conditions raise substantial doubt as to our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.  Management intends to finance these deficits by making additional shareholder notes and seeking additional outside financing through either debt or sales of its common stock, but has not made significant efforts to obtain this financing.

Note 3 – Capital Structure

Common Stock

We are authorized to issue up to 495 million shares of common stock.  At February 28, 2009 and February 28, 2010 we have issued 31,073,593 shares, all of which have been treated for accounting purposes as founders’ shares. The share composition is as follows: 25,000,000 shares issued to IACE Investments Two, Inc. as founders shares, 6,000,000 to four investors, as founders shares, 60,000 shares issued to escrow agents for creditor settlements, and 13,593 issued to former shareholders of AMS Health Sciences, Inc.  All shares issued were part of the finalized plan of reorganization of AMS. Founder’s shares were issued to the controlling shareholder of the Company for its contributions to AMS also as part of the plan of reorganization.

Preferred Stock

We are authorized to issue up to 5 million shares of preferred stock.  At February 28, 2009, none of these shares has been issued and none is outstanding.

Potentially Dilutive Securities

As is discussed in Note 4, On August 1, 2008, we issued a $65,000 note payable which, at the option of the holder, may be converted to 2 million shares of common stock.

Note 4 – Note Payable

On August 1, 2008, the Company borrowed $65,000 for working capital purposes and we issued a one-year note payable.  The note matures on August 1, 2009 and bears interest at 5% per year.  The holder has the right, with proper notice to convert the note into two-million shares or common stock at $.035 per share.

Note Discount

In accounting for this note payable, we evaluated the note for an embedded derivative pursuant to EITF 00-19 and determined no embedded derivative existed. We then applied EITF 00-27 and determined a beneficial conversion feature existed.

We therefore initially accounted for conversion feature as equity by discounting the note in its entirety and crediting “Additional Paid In Capital”.  We are amortizing the discount over the note’s one-year life using the effective interest method.  For the period from inception (July 28, 2008) to February 28, 2009, we have amortized $37,917 of this note discount to interest expense. We have determined a beneficial conversion feature exists pursuant to EITF 00-27 and as a result the note is fully discounted and being amortized over the life of the note.

Note 5 – Intangibles:  License Permits and Agreement with CGJ Holding, LLC

On July 28, 2008, the Company purchased the Sand Extraction Prototype I  from CGJ Holding, LLC, a Nevada Limited Liability Company (“CGJ”) for the sum of $15,000.  We have included the cost of this prototype in Research and Development Expenses.

The Sand Extraction Prototype I is an apparatus designed to remove contaminants from sand. Concurrently, the Company entered into a two (2) year License Agreement with CGJ for the sum of $10,000  that grants the Company the exclusive right to make, use, and ultimately sell Mobile Units capable of removing contaminants, including asphalt, from sand or rock composite.  We have capitalized the cost of this intangible asset in “Intangible – license permit” and are amortizing this cost over the two-year life of our agreement with CGJ.  For the period from inception (July 28, 2008) to February 28, 2009, we have amortized $2,945 of this cost to expense. On August 1, 2010, the parties mutually agreed to not extend the terms of the License Agreement.

Note 6 – Commitments and Contingencies

We have no outstanding commitments for office rental or other obligations for which we would require payout disclosures.  Our only commitment is our 10% royalty fee, explained in Note 5, which does not begin until commercialization.

Note 7 – Related Party Transactions

At February 28, 2009, the Company owed $191 to IACE Investments Two, Inc., for expenses paid on behalf of the Company for payment to the transfer agent for the monthly fee.

Note 8 – Subsequent Events

On August 1, 2010, the Company and CGJ Holding, LLC mutually agreed not to renew the terms of the License Agreement beyond the July 28, 2010 expiration.  The parties entered the License Agreement with the anticipation that the Prototype Unit would be easily fabricated as a product for sale.  The respective parties discovered that the Prototype Unit suffered from operating problems, such as leaked under pressure; jets clogged with sand and was overly cumbersome.  The Company is now focused on converting the Prototype Unit into a Mobile Unit.  The Company is no longer obligated pay any royalty fee.  In the event that the Company elects to fabricate and sell the Prototype Units as originally designed, the Company would be required to obtain a License from CGL Holding, LLC.

Subsequent February 28, 2009 through August 31, 2010, IACE Investments Two, Inc. has advanced approximately $20,000 to the company. These advances are non-interest bearing and payable upon demand.

Item 14. Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(A) Financial Statements

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 which begin on page 26.

(B) Exhibit Index

2	First Amended Plan of Reorganization
3.1	Articles of Incorporation
3.2	Bylaws
4	Convertible Note
10	Employment Agreement with James Ditanna
23.1	Consent of Independent Registered Accounting Firm
31.1	Certification of Chief Executive Officer pursuant to Securities Exchange Act of 1934, Rule 12a-14(a) or 15d-14(a).
31.2	Certification of Chief Financial Officer pursuant to Securities Exchange Act of 1934, Rule 13a-14(a) or 15d-14(a).
32	Certifications pursuant to Securities Exchange Act of 1934, Rule 13a-14(b) or 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
99	License Agreement with CGJ

SA RECOVERY CORP.

(A Development Stage Enterprise)

BALANCE SHEETS

AS OF MAY 31, 2009 AND FEBRUARY 28, 2009

	May 31, 2009 (Unaudited)	February 28, 2009

ASSETS
Current Assets
Cash	$ 50	$ 5,273
Total current assets	50	5,273

Non-current assets
Intangible - license permit, net of amortization of $4,167 and $2,945 at May 31, 2009 and February 28, 2009, respectively	5,833	7,055
Total non-current assets	5,833	7,055

TOTAL ASSETS	$ 5,883	$ 12,328

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$ 2,899	$ 191
Advances from related parties	1,900	-
Convertible notes payable, net of discount of $10,833 and $27,083 at May 31, 2009 and February 28, 2009, respectively	54,167	37,917
Accrued director salary	2,647	1,883
Total current liabilities	61,613	39,991

TOTAL LIABILITIES	61,613	39,991

Shareholders' deficit
Common stock, par value $0.001; 495 million shares authorized; 31,073,593 shares issued and outstanding at May 31, 2009 and February 28, 2009	3,107	3,107
Additional paid in capital	61,893	61,893
Deficit accumulated during the development stage	(120,730)	(92,663)
Total shareholders' deficit	(55,730)	(27,663)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$ 5,883	$ 12,328

See Summary of Significant Accounting Policies and Notes to Financial Statements.

SA RECOVERY CORP.

(A Development Stage Enterprise)

STATEMENT  OF OPERATIONS

For the Three Months Ended May 31, 2009

and for the Period from Inception (July 28, 2008) to May 31, 2009

(Unaudited)

	Three Months Ended 05/31/09	Inception to 05/31/09

REVENUES	$ -	$ -

EXPENSES
Director salary	764	2,647
General and administrative	8,345	14,708
Research and development	-	46,500
Interest	18,958	56,875
Total expenses	28,067	120,730

Net Loss	(28,067)	(120,730)

Weighted average share outstanding	31,073,593
Loss per share (basic and fully diluted)	$ -

See Summary of Significant Accounting Policies and Notes to Financial Statements.

SA RECOVERY CORP.

STATEMENT OF SHAREHOLDERS’ DEFICIT

FROM INCEPTION (JULY 28, 2008) TO MAY 31, 2009

(Unaudited)

	Date	Capital Stock		Additional Paid In Capital	Deficit Accumulated During the Development Stage	Total
		Shares	Amount

Balances, July 28, 2008		-	$ -	$ -	$ -	$ -

Shares issued to former shareholders of AMS Health Sciences, Inc.	07/28/08	13,593	1	(1)	-	-

Founders' shares	07/28/08	31,000,000	3,100	(3,100)	-	-

Shares issued to escrow agents for settlements with creditors of AMS Health Sciences, Inc.	07/28/08	60,000	6	(6)	-	-

Discount on note payable		-	-	65,000	-	65,000
Net loss, inception (7/28/08) to 2/28/09		-	-	-	(92,663)	(92,663)

Balances, February 28, 2009		31,073,593	3,107	61,893	(92,663)	(27,663)

Net loss, three months ended 5/31/09					(28,067)	(28,067)

Balances, May 31, 2009		31,073,593	$ 3,107	$ 61,893	$ (120,730)	$ (55,730)

See Summary of Significant Accounting Policies and Notes to Financial Statements.

SA RECOVERY CORP.

STATEMENT OF CASH FLOWS

For the Three Months Ended May 31, 2009

and for the Period from Inception (July 28, 2008) to May 31, 2009

(Unaudited)

	Three Months Ended 5/31/09	Inception (07/28/08) to 5/31/09

OPERATING ACTIVITIES:
Net loss	$ (28,067)	$ (120,370)

Adjustments to reconcile net loss to cash flows used in operations:
Amortization of discount on note payable	16,250	54,167
Amortization of intangible	1,222	4,167

Changes in operating assets and liabilities
Accounts payable and accrued liabilities	3,472	5,546
Cash used in operating activities	(7,123)	(56,850)

INVESTING ACTIVITIES
Purchase of license permit	-	(10,000)

Cash used in investing activities	-	(10,000)

FINANCING ACTIVITIES
Proceeds from related-party note payable	1,900	66,900
Cash provided by financing activities	1,900	66,900

Net increase (decrease) in cash and cash equivalents during the period	(5,223)	50
Cash and cash equivalents at beginning of period	5,273	-
Cash and cash equivalents at end of period	$ 50	$ 50

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	-	-
Cash paid for income taxes	-	-

See Summary of Significant Accounting Policies and Notes to Financial Statements.

SA RECOVERY CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Organization, Nature of Operations and Basis of Presentation

Organization and History

SA Recovery Corp. was incorporated in Oklahoma on July 28, 2008.  SA Recovery Corp. is a development stage company that is designing a mobile unit that removes contaminants from sand.  As of the date of this filing, we have not generated any revenues from our operations.

Our former parent company, AMS Heath Sciences, Inc., (“AMS”) was originally incorporated on May 22, 1987.  On December 27, 2007, AMS filed a voluntary Petition for Relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of Oklahoma, Case no. 07-14678. On July 15, 2008, the Bankruptcy Court issued an Order Confirming the First Amended Plan of Reorganization with an effective date of July 28, 2008.  Pursuant to the Plan, on July 28, 2008, AMS implemented a 1/670 reverse stock split; issued 25,000,000 restricted shares of common stock to IACE Investments Two, Inc.; issued 6,000,000 restricted shares of common stock to four (4) investors pursuant to a DIP loan; issued 50,000 shares of common stock to the Bankruptcy Trustee; and issued 100 shares of common stock to each class 6 and class 7 claimholder.  The products and operations of AMS were sold to a secured creditor.

On July 28, 2008, AMS completed a holding company reorganization that resulted in SA Recovery Corp., a wholly owned subsidiary of AMS, becoming the Holding Company with the exact same equity structure and shareholder base as the former AMS and AMS being merged into a wholly owned subsidiary of SA Recovery Corp., subsequently disposed of all ownership rights in the subsidiary and currently has no ownership or interest in any subsidiaries.

Our common stock is traded is traded on Pinksheets under the symbol “SARY”.

Nature of Operations

During the period ended May 31, 2009, the Company is continuing to further develop a mobile unit that removes contaminants from sand.

Basis of Presentation and Summary of Significant Accounting Policies

In the opinion of management, the accompanying financial statements includes all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for the period ending May 31, 2009.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses.  Interim results are not necessarily indicative of results for a full year.  The information included in this document should be read in conjunction with information included in our audited financial statements for the period ended February 28, 2009, as reported previously in this document.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. As of 5/31/09, there were no cash equivalents.

Property and Equipment:   New property and equipment are recorded at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Intangible Assets and Impairments:  The Company amortizes intangible assets over their estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment based on undiscounted cash flows, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested annually for impairment and written down to fair value as required. No impairment of intangible assets has been recorded during any of the periods presented.

Revenue Recognition:  SA Recovery recognizes revenue when persuasive evidence of an agreement exists, services have been rendered, the sales price of a unit is fixed or determinable, and collectibility is reasonably assured.  Since our inception on July 28, 2008 to our fiscal year ended February 28, 2009, and for the three months ended May 31, 2009, SA Recovery had no revenues.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Stock Based Compensation: Stock-based awards to non-employees are accounted for using the fair value method in accordance with the guidance provided by Codification Topic No. 718 (“Topic 718”), dealing with compensation and stock-based compensation.  This guidance requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.

We adopted the guidance of Topic 718 using the “modified prospective” method, which results in no restatement of prior period amounts. Under this method, the provisions of Topic 718 apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period. We calculate the fair value of options using a Black-Scholes option pricing model. We do not currently have any outstanding options subject to future vesting therefore no charge is required for the period ended May 31, 2009. Topic 718 also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, Topic 718 requires a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share. For companies that adopt Topic 718 using the “modified prospective” method, disclosure of pro forma information for periods prior to adoption must continue to be made.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock: We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with the guidance provided by Codification Topic 815 (“Topic 815”), which addresses derivatives and hedging.  This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Fair Value of Financial Instruments:  ASC 825 – Financial Instruments  requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2009. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values.

These financial instruments include cash and cash equivalents, accounts payable, convertible notes, and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 825 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

·	Level 1. Observable inputs such as quoted prices in active markets;

·	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

·	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following table presents assets and liabilities that are measured and recognized at fair value on a non-recurring basis:

Level	2/28/2008	5/31/2009
Level 1	$ -	$ -
Level 2	-	-
Level 3:
Intengible asset	7,055	5,833
Convertible note , net of discount	37,917	54,167

Totals	$ 44,972	$ 60,000

Earnings per Common Share: Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed using the weighted average number of common and dilutive equivalent shares outstanding during the period. Dilutive common equivalent shares consist of options to purchase common stock (only if those options are exercisable and at prices below the average share price for the period) and shares issueable upon the conversion of our Preferred Stock. Due to the net losses reported, dilutive common equivalent shares were excluded from the computation of diluted loss per share, as inclusion would be anti-dilutive for the periods presented.

There were no common equivalent shares required to be added to the basic weighted average shares outstanding to arrive at diluted weighted average shares outstanding in 2008.

Income Taxes: We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred income taxes are recorded in accordance with the guidance found in Codification Topic 740 (“Topic 740”) addressing income taxes.  Under this guidance, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse.

Topic 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

Topic 740 requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Recent Accounting Pronouncements

In September 2006, the FASB issued Codification Topic 820 (“Topic 820”) which provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. Topic 820 applies whenever other standards required (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances.  Topic 820 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating the effect that the adoption of Topic 820 will have on our results of operations and financial condition and are not yet in a position to determine such effects.

In February 2007, FASB issued Codification Topic 825 (“Topic 825). Topic 825 permits entities to choose to measure many financial instruments and certain other items at fair values.  Topic 825 is effective for fiscal years after November 15, 2007. The adoption of this topic did not have a material impact to our financial statements.

In December 2007, the Financial Accounting Standards Board issued Codification Topic 805 addressing the accounting issues associated with business combinations.  Topic 805 provides additional guidance on improving the relevance, representational faithfulness, and comparability of the financial information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In December 2007, the Financial Accounting Standards Board issued Codification Topic 810 (“Topic 810”) addressing consolidations.  Topic 810 establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact of adopting this guidance on our financial statements

Note 2 – Going Concern

The accompanying financial statements have been prepared assuming that SA Recovery Corp. will continue as a going concern. As shown in the accompanying financial statements, we had negative cash flows from operations of $56,850 during the period from inception (July 8, 2008) to May 31, 2009, and a working capital deficit of $61,563 at May 31, 2009.  These conditions raise substantial doubt as to our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.  Management intends to finance these deficits by making additional shareholder notes and seeking additional outside financing through either debt or sales of its common stock.

Note 3 – Capital Structure

Common Stock

We are authorized to issue up to 495 million shares of common stock.  At May 31, 2009 and February 28, 2009 we have issued shares, all of which have been treated for accounting purposes as founders’ shares. The share composition is as follows: 25,000,000 shares to IACE Investments Two, Inc.; 6,000,000 shares to four (4) investors  60,000 shares issued to escrow agents for creditor settlements, and 13,593 issued to former shareholders of AMS Health Sciences, Inc. All shares issued were part of the finalized plan of reorganization of AMS.

Preferred Stock

We are authorized to issue up to 5 million shares of preferred stock.  At May 31, 2009, none of these shares has been issued and none is outstanding.

Potentially Dilutive Securities

As is discussed in Note 4, On August 1, 2008, we issued a $65,000 note payable which, at the option of the holder, may be converted to 2 million shares of common stock.

Note 4 – Convertible Note Payable

On August 1, 2008, the Company borrowed $65,000 for working capital purposes and we issued a one-year note payable.  The note matures on August 1, 2009 and bears interest at 5% per year.  The holder has the right, with proper notice to convert the note into two-million shares or common stock at $.035 per share.

Note Discount

In accounting for this note payable, we applied ASC 470-20 – Debt with Conversion and Other Options.   ASC 470-20 requires issuers of convertible debt instruments that may be settled in cash upon conversion to account separately for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.

We therefore initially accounted for conversion feature as equity by discounting the note in its entirety and crediting “Additional Paid In Capital”.  We are amortizing the discount over the note’s one-year life using the effective interest method.  For the period from inception (July 28, 2008) to May 31, 2009, we have amortized $54,167 of this note discount to interest expense. We have determined a beneficial conversion feature exists pursuant to this guidance and as a result the note is fully discounted and being amortized over the life of the note.

Note 5 – Intangibles:  License Permits and Agreement with CGJ Holding, LLC

On July 28, 2008, the Company purchased the Sand Extraction Prototype I  from CGJ Holding, LLC, a Nevada Limited Liability Company (“CGJ”) for the sum of $15,000.  We have included the cost of this prototype in Research and Development Expenses.

The Sand Extraction Prototype I is an apparatus designed to remove contaminants from sand. Concurrently, the Company entered into a two (2) year License Agreement with CGJ for the sum of $10,000  that grants the Company the exclusive right to make, use, and ultimately sell commercial units capable of removing contaminants, including asphalt, from sand or rock composite.  We have capitalized the cost of this intangible asset in “Intangible – license permit” and are amortizing this cost over the two-year life of our agreement with CGJ.  For the period from inception (July 28, 2008) to May 31, 2009, we have amortized $4,167 of this cost to expense.

The License is renewable in the event that the Company is able to sell a commercial version of the Sand Extraction Prototype I.  Pursuant to the License Agreement, the Company is required to pay a ten percent (10%) royalty fee for each commercial unit sold. The License Agreement contains a languishing clause that terminates the License Agreement in the event that the Company is unable to design, manufacturer and sell a commercial unit during the two year time period.

Note 6 – Commitments and Contingencies

We have no outstanding commitments for office rental or other obligations for which we would require payout disclosures.  Our only commitment is our 10% royalty fee, explained in Note 5, which does not begin until commercialization.

Note 7 – Related Party Transactions

At May 31, 2009, the Company owes $191 to IACE Investments Two, Inc. for expenses paid on behalf of the Company.

During the three months ended May 31, 2009, we received $1,900 from a shareholder to pay our operating costs.

Note 8 – Subsequent Events

On August 1, 2010, the Company and CGJ Holding, LLC mutually agreed not to renew the terms of the License Agreement beyond the July 28, 2010 expiration.  The parties entered the License Agreement with the anticipation that the Prototype Unit would be easily fabricated as a product for sale.  The respective parties discovered that the Prototype Unit suffered from operating problems, such as leaked under pressure; jets clogged with sand and was overly cumbersome.  The Company is now focused on converting the Prototype Unit into a Mobile Unit.  The Company is no longer obligated pay any royalty fee.  In the event that the Company elects to fabricate and sell the Prototype Units as originally designed, the Company would be required to obtain a License from CGL Holding, LLC.

Subsequent May 31, 2009 through August 31, 2010, related parties have advanced approximately $18,000 to the company. These advances are non-interest bearing and payable upon demand.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 28, 2010	By: /s/ James A. Ditanna
James A. Ditanna, President
Chief Executive Officer and